OPPENHEIMER QUEST FOR VALUE FUNDS

                       OPPENHEIMER QUEST FOR VALUE FUNDS

             Amendment to Establishment and Designation of Series
               of Shares of Beneficial Interest, par value $.01

         WHEREAS, Declarations have been filed with the Secretary of State of Massachusetts and the office of the Clerk, Boston Massachusetts on behalf of Oppenheimer Quest For Value Funds (the "Trust") establishing the first through eleventh series of the Trust; and

         WHEREAS, it is advisable for the Trust to change the name of the tenth series thereof;

         NOW THEREFORE, the undersigned, being all the Trustees of the Trust, acting pursuant to Article VI, Section 6.9 of the Declaration of Trust of the Trust dated March 13, 1987, as amended, hereby

         RESOLVE, that the name of the tenth series of the Trust shall be changed to the following: "Oppenheimer Quest Balanced Value Fund".

   Dated:    April 30, 1998

   amend.430

      IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 30th day of April, 1998.

                                    /s/ Paul Clinton

                                    ----------------------------------
                                    Paul Clinton, as Trustee
                                    Address:  39 Blossom Avenue

                                          Osterville, MA  02655

                                    /s/ Thomas Courtney

                                    ---------------------------------
                                    Thomas Courtney, as Trustee
                                    Address: 833 Wyndemere Way

                                              Naples, FL 34105

                                    /s/ Lacy Herrmann

                                    -------------------------------
                                    Lacy Herrmann, as Trustee
                                    Address: 6 Whaling Road

                                              Darien, CT 06820

                                    /s/ George Loft

                                    ----------------------------------
                                    George Loft, as Trustee
                                    Address: 51 Herrick Road

                                              Sharon, CT 06069

                                    /s/ Bridget Macaskill

                                         --------------------------------
                                    Bridget Macaskill, as Trustee
                                    Address:    160 East 81st Street

                                                New York, NY  10028